Exhibit 10.4

MORTGAGE AND SECURITY AGREEMENT

Dated: March 14, 2012

in the amount of
$16,200,000.00

from

REP 80 ARKAY DRIVE, LLC
Mortgagor
a New York limited liability company
having an address at:
c/o Rechler Equity Partners
225 Broadhollow Road, Suite 184W
Melville, New York 11747

to

STANDARD MICROSYSTEMS CORPORATION
Mortgagee
a Delaware corporation
having an address at:
80 Arkay Drive
Hauppauge, New York 11788

LOCATION OF PREMISES:

Address:	80 Arkay Drive	District:	0800
City:	Hauppauge	Section:	181.00
Town:	Smithtown	Block:	01.00
County:	Suffolk	Lots:	001.009, 001.015, 001.034, and 001.035
State:	New York

After recording, please return to:
Gary C. Hisiger, Esq.
MORITT HOCK & HAMROFF LLP
400 Garden City Plaza,
Garden City, New York 11530

MORTGAGE AND SECURITY AGREEMENT (the “Mortgage”), made as of the 14th day of March, 2012, given by REP 80 ARKAY DRIVE, LLC, a New York limited liability company, having an address at c/o Rechler Equity Partners, 225 Broadhollow Road, Suite 184W, Melville, New York 11747 (the “Mortgagor”), in favor of STANDARD MICROSYSTEMS CORPORATION, a Delaware corporation, having an office at 80 Arkay Drive, Hauppauge, New York 11788 (“Mortgagee”).

W I T N E S S E T H :

WHEREAS, the Mortgagor is the owner of, that certain parcel of improved real property known as 80 Arkay Drive, Hauppauge, New York as more particularly described in Schedule A attached hereto and made a part hereof;

WHEREAS, concurrently herewith, Mortgagor is borrowing from Mortgagee (the “Loan”) the principal sum of $16,200,000.00 (the “Mortgage Loan Amount”); and

WHEREAS, in connection with the Loan, Mortgagor has executed and delivered to Mortgagee that certain Mortgage Loan Note, dated of even date herewith, made by Mortgagor, as maker, in favor of Mortgagee, as lender, in the original principal amount of $16,200,000.00 (such Note, as the same may be hereafter amended, modified or extended, being hereinafter called the “Note”) evidencing the indebtedness of Mortgagor to Mortgagee; and

WHEREAS, to secure the payment of the indebtedness under the Note in the Mortgage Amount, lawful money of the United States, to be paid in accordance with the terms and conditions set forth in the Note, together with interest thereon at the interest rate or rates set forth in the Note and together with any other sums that may become due and payable hereunder or under the Note or the other Loan Documents (as hereinafter defined), and to secure the performance by Mortgagor of its obligations hereunder, and the other Loan Documents, Mortgagor has agreed to execute and deliver to Mortgagee this Mortgage.

Certain Definitions

As used in this Mortgage, unless the context otherwise specifies or requires, the following terms shall have the meanings herein specified, such definitions to be applicable equally to the singular and to the plural forms of such terms.

“Agreements” shall mean all agreements, contracts, certificates, instruments, franchises, permits, licenses, plans, specifications, warranties, guarantees, and other documents, now or hereafter entered into, and all rights therein and thereto, respecting or pertaining to the use, occupation, construction, management or operation of the Land and any part thereof and any Improvements or respecting any business or activity conducted at the Premises or any part thereof, or relating to any of the Chattels, and all right, title and interest of Mortgagor therein and thereunder, including, without limitation, the right, upon the happening of an Event of Default hereunder, to receive and collect any sums payable to Mortgagor thereunder.

“Chattels” shall mean the Equipment, the Fixtures and the Personal Property.

“Claim” shall mean any action, claim, counterclaim, cross-claim, cause of action, suit, liability, demand, loss, expense, penalty, fine, judgment or other cost of any kind or nature whatsoever, including, without limitation, all fees, costs and expenses incurred in connection therewith of attorneys, consultants, contractors and experts.

“Code” shall mean the Uniform Commercial Code in effect in the State of New York, as amended from time to time.

“Default Rate” shall mean the Interest Rate provided in the Note plus three (3%) percent per annum, but in no event to exceed the maximum rate allowed by law.

“Easements” shall mean all easements, rights-of-way or use, rights, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights, mineral rights and development rights, and all estates, rights, titles, interests, privileges, liberties, servitudes, tenements, hereditaments and appurtenances of any nature whatsoever, in any way now or hereafter belonging, relating or pertaining to the Land and/or the Improvements and the reversion and reversions, remainder and remainders, and all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Land, to the center line thereof and all the estates, rights, titles, interest, dower and rights of dower, curtesy and rights of curtesy, property, possession, claim and demand whatsoever, both at law and in equity, of Mortgagor of, in and to the Land and/or the Improvements and every part and parcel thereof, with the appurtenances thereto.

“Equipment” shall mean all “equipment,” as such term is defined in Article 9 of the Code, now owned or hereafter acquired by Mortgagor, which is used at or in connection with the Improvements or the Land or is located thereon or therein (including, but not limited to, all machinery, equipment, furnishing, and electronic data-processing and other office equipment now owned or hereafter acquired by the Mortgagor and any and all additions, substitutions and replacements of any of the foregoing), together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto. Notwithstanding the foregoing, Equipment shall not include any property belonging to tenants under leases at the Premises, except to the extent that the Mortgagor shall have any rights or interest therein.

“Events of Default” shall mean the events and circumstances described as such in Section 2.01 hereof.

"Guarantor" means, collectively Gregg Rechler, Mitchell Rechler and Donald Rechler (the “Guarantor”).

"Guaranty" means that certain Guaranty of Recourse Carveouts, dated the date hereof, executed by the Guarantor.

“Expenses” shall mean all out-of-pocket fees, charges, costs and expenses of any nature whatsoever incurred at any time and from time to time (whether before or after an Event of Default) by Mortgagee in making, funding, administering or modifying the Loan, in negotiating or entering into any “workout” of the Loan, or in exercising or enforcing any rights, powers and remedies provided in this Mortgage or any of the other Loan Documents, including, without limitation, reasonable attorneys’ fees and expenses, court costs, receiver’s fees, management fees and costs incurred in the repair, maintenance and operation of, or taking possession of, or selling, all or any part of the Mortgaged Property.

“Fixtures” shall mean all Equipment now owned, or the ownership of which is hereafter acquired, by Mortgagor which is so related to the Land and/or Improvements that it is deemed fixtures or real property under the law of the particular state in which the Equipment is located, including, without limitation, all building or construction materials intended for construction, reconstruction, alteration or repair of or installation at the Premises, construction equipment, appliances, machinery, plant equipment, fittings, apparatuses, fixtures and other items now or hereafter attached to, installed in or used in connection with (temporarily or permanently) any of the Premises, including, but not limited to, engines, devices for the operation of pumps, pipes, plumbing, cleaning, call and sprinkler systems, fire extinguishing apparatuses and equipment, heating, ventilating, plumbing, laundry, incinerating, electrical, air conditioning and air cooling equipment and systems, gas and electric machinery, appurtenances and equipment, pollution control equipment, security systems, disposals, dishwashers, refrigerators and ranges, recreational equipment and facilities of all kinds, and water, gas, electrical, storm and sanitary sewer facilities, utility lines and equipment (whether owned individually or jointly with others, and, if owned jointly, to the extent of the Mortgagor’s interest therein) and all other utilities whether or not situated in Easements, all water tanks, water supply, water power sites, fuel stations, fuel tanks, fuel supply, and all other structures, together with all accessions, appurtenances, additions, replacements, betterments and substitutions for any of the foregoing and the proceeds thereof. Notwithstanding the foregoing, “Fixtures” shall not include any property which tenants are entitled to remove pursuant to leases at the Premises, except to the extent that Mortgagor shall have any right or interest therein.

“Improvements” shall mean all structures, buildings, additions, extensions, modifications and all other improvements of any kind whatsoever, and replacements of any of the foregoing, now or hereafter located at or upon the Land.

“Indebtedness” shall have the meaning accorded such term in the Granting Clause of this Mortgage.

“Intangibles” shall mean all “general intangibles” (as such quoted term is defined in the Code) in any way relating to the Premises, or any part thereof, and that Mortgagor owns, including, without limitation, all intellectual property, goodwill and books and records relating to the business operated or to be operated on the Premises or any part thereof, together with all unearned premiums, accrued, accruing or to accrue under all insurance policies now or hereafter obtained by Mortgagor insuring the Mortgaged Property and all rights and interest of Mortgagor thereunder.

“Interest Rate” shall have the meaning accorded such term in the Note.

“Land” shall mean the real property described in Schedule A attached hereto and by this reference, made a part hereof, including, without limitation, all of the air space, easements, rights, privileges, royalties and appurtenances thereunto belonging or in anywise appertaining thereto, and all of the estate, right, title, interest, claim or demand whatsoever of Mortgagor therein and in the streets, alleys and ways adjacent thereto, either at law or in equity, in possession or expectancy, now or hereafter acquired.

“Loan” shall mean the loan from Mortgagee to Mortgagor evidenced by the Note, which is being secured by, among other things, this Mortgage.

“Loan Documents” shall mean this Mortgage, the Note and the Guaranty, each dated of even date herewith, executed and delivered by Mortgagor among others, in favor of Mortgagee, all Uniform Commercial Code financing statements in respect of the Mortgaged Property and all other documents, agreements, instruments, certificates, title policies and the like securing and/or evidencing the Mortgage Amount and other Indebtedness and/or executed and/or delivered by or on behalf of the Mortgagor in connection with the closing of the Loan or at any time thereafter.

“Mortgaged Property” shall have the meaning accorded such term in the Granting Clause of this Mortgage.

“Person” shall mean an individual, a corporation, a partnership, a joint venture, a limited liability company, a trust, an unincorporated association, any governmental authority or any other entity.

“Personal Property” shall mean all furniture, furnishings, objects of art, machinery, goods, tools, supplies, appliances, contract rights, accounts, including, without limitation, all bank accounts maintained by or on behalf of Mortgagor, and any other accounts established pursuant to any of the Loan Documents, accounts receivable, franchises, licenses, certificates and permits, and all other personal property of any kind or character whatsoever (as defined in and subject to the provisions of the Code), other than Fixtures, which are now or hereafter owned by Mortgagor and which are located within or about the Premises, together with all accessories, replacements and substitutions thereto or therefor and the proceeds thereof, and the right, title and interest of Mortgagor in and to any of the Personal Property which may be subject to the lien of any security interest, as defined in the Code, superior to the lien of this Mortgage, and all proceeds and products of the foregoing.

“Power of Sale” shall mean the right, power and authority of Mortgagee to sell or cause the sale of the Mortgaged Property and/or a part or parts thereof, at a public sale or auction, after any Event of Default and in accordance with and pursuant to Article 14 of the Real Property Actions and Proceedings Law of the State of New York, as the same may hereafter be modified or amended, or any successor statute or statutes, and/or under and pursuant to any other laws or regulations now in effect and/or hereafter enacted, which provides for and/or enables the property encumbered by a mortgage to be sold by a mortgagee and/or its agents and/or representatives in a public and/or private non-judicial sale.

“Premises” shall mean, collectively, the Land and the Improvements.

All terms of this Mortgage not defined above shall have the respective meanings accorded such terms in this Mortgage.

Granting Clause

NOW, THEREFORE, Mortgagor, in consideration of the premises and in order to secure payment of the principal of the Note and the interest and any and all other sums payable on the Note, under this Mortgage or the other Loan Documents, as well as, without limitation, all loans, advances, indebtedness, notes, liabilities, rate swap transactions, basis swaps, forward rate transactions, commodity swaps, commodity options, equity or equity index swaps, equity or equity index options, bond options, interest rate options, foreign exchange transactions, cap transactions, floor transactions, collar transactions, forward transactions, currency swap transactions, cross-currency rate swap transactions, currency options and amounts, liquidated or unliquidated, owing by the Mortgagor to the Mortgagee or any affiliate of Mortgagee any time, of each and every kind, nature and description, whether arising under this Mortgage or otherwise, and whether secured or unsecured, direct or indirect (that is, whether the same are due directly by the Mortgagor to the Mortgagee or any affiliate thereof; or are due indirectly by the Mortgagor to the Mortgagee or any affiliate thereof as endorser, guarantor or other surety, or as borrower of obligations due third persons which have been endorsed or assigned to the Mortgagee or any affiliate thereof, or otherwise), absolute or contingent, due or to become due, now existing or hereafter arising or contracted, including, without limitation, payment when due of all amounts outstanding respecting any of the Loan Documents (all of such obligations are hereinafter referred to, collectively, as the “Indebtedness”), and the performance and observance of all the other provisions hereof, of the Note and the other Loan Documents, hereby gives, grants, mortgages, bargains, sells, warrants, aliens, remises, releases, conveys, assigns, transfers, hypothecates, deposits, pledges, sets over and confirms unto Mortgagee all of its respective estate, right, title and interest in, to and under any and all of the following described property (collectively, the “Mortgaged Property”), whether now owned or held or hereafter acquired:

(a)            the Land;

(b)            the Improvements;

(c)            the Easements;

(d)            the Chattels;

(e)            the Intangibles;

(f)             the Agreements;

(g)            all awards or payments, including interest thereon, which may heretofore and hereafter be made with respect to the Premises, whether from the exercise of the right of eminent domain or condemnation (including but not limited to any transfer made in lieu of or in anticipation of the exercise of the right), or for a change of grade, or for any other injury to or decrease in the value of the Premises;

(h)            all proceeds in respect of the Mortgaged Property under any insurance policies covering the Mortgaged Property, including, without limitation, the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to the Mortgaged Property;

(i)             all refunds, rebates or credits in connection with reduction in real estate taxes and assessments charged against the Premises as a result of tax certiorari or any applications or proceedings for reduction or otherwise;

(j)             all leases and other agreements affecting the use, enjoyment or occupancy of the Premises or any part thereof heretofore or hereafter entered into (collectively, the “Leases”) and all right, title and interest of Mortgagor therein and thereunder, including, without limitation, cash, letters of credit or securities deposited thereunder to secure the performance by the lessees of their obligations thereunder and all rents, additional rents, revenues, income, issues and profits (including all oil and gas or other mineral royalties and bonuses) from the Land and the Improvements (collectively, the “Rents”) and all proceeds from the sale or other disposition of the Leases;

(k)            the right, only to the extent set forth herein, in the name and on behalf of Mortgagor, to appear in and defend any action or proceeding brought with respect to the Mortgaged Property and to commence any action or proceeding to protect the interest of the Mortgagee in the Mortgaged Property; and

(l)             all proceeds of any of the foregoing converted into cash, property, claims or otherwise.

TO HAVE AND TO HOLD unto Mortgagee and its successors and assigns, forever to its and their own proper use and behoof; and Mortgagor also does for itself, its successors and assigns, covenant with the Mortgagee, and its successors and assigns, that at and until the ensealing of these presents, it is well seized of the Premises in fee simple, and has good right to mortgage, bargain and sell the same and that the same are free from all encumbrances whatsoever except for those permitted encumbrances and other matters set forth on Schedule B of the title insurance policy insuring the lien of this Mortgage, and the PILOT Agreement (collectively, the “Permitted Encumbrances”).

ARTICLE I.

Particular Covenants of Mortgagor

Mortgagor represents, warrants, covenants and agrees as follows:

SECTION 1.01 Mortgagor represents, warrants and covenants that it has a good and marketable title to a leasehold interest in the Premises subject to no lien, charge or encumbrance, other than the Permitted Encumbrances; that it will own the Chattels free and clear of liens and claims; that this Mortgage is and will remain a valid and enforceable first lien on the Mortgaged Property subject only to the exceptions referred to above; that the execution and delivery of this Mortgage, the Note and the other Loan Documents has been duly authorized by Mortgagor and that there is no provision in any document relating to Mortgagor that evidences or establishes the existence of Mortgagor requiring further consent for such action by any other entity or person; that it is duly organized, validly existing and is in good standing under the laws of the state of its formation or incorporation, as the case may be; that it has (i) all necessary licenses, authorizations, registrations, permits and/or approvals and (ii) full power and authority to own its properties and carry on its business as presently conducted and the execution and delivery by it of and performance of its obligations under this Mortgage, the Note and the other Loan Documents will not result in Mortgagor being in default under any provisions of any document that evidences or establishes the existence of Mortgagor or of any mortgage, credit or other agreement to which Mortgagor is a party or by which it is bound or that affects Mortgagor or the Premises, or any part thereof; that it will preserve such title, and will forever warrant and defend the same unto Mortgagee and its successors and assigns, and will forever warrant and defend the validity and priority of such lien hereof against the claims of all persons and parties whomsoever, subject only to the Permitted Encumbrances.

SECTION 1.02 (a) Mortgagor will, at the sole cost and expense of Mortgagor, and without expense to Mortgagee do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, deeds of trust, assignments, notices of assignment, transfers and assurances as Mortgagee shall from time to time reasonably require, for the better assuring, conveying, mortgaging, assigning, transferring and confirming unto Mortgagee the property and rights hereby conveyed, mortgaged or assigned or intended now or hereafter so to be, or that Mortgagor may be or may hereafter become bound to convey, mortgage or assign to Mortgagee, or for more effectively carrying out the intention or facilitating the performance of the terms of this Mortgage, or for filing, registering or recording this Mortgage and, within ten (10) days after written demand therefor, will execute and deliver chattel mortgages or comparable security instruments to evidence more effectively the lien hereof upon the Mortgaged Property or any part thereof, provided, however, Mortgagor hereby authorizes Mortgagee to execute and file same in the name of Mortgagor to the extent it may be lawful to do so should Mortgagor fail to do so within ten (10) days after Mortgagee’s written demand therefor. Mortgagor will also, within ten (10) days after Mortgagee’s written request, sign any affidavits or other documents or instruments which may be necessary to maintain the priority of the lien of this Mortgage with respect to the Mortgaged Property or any part thereof, or to release or enforce such lien, including but not limited to any amendments, corrections, deletions or additions to this Mortgage.

(b)            Mortgagor expressly agrees, intending that Mortgagee rely thereon, that this Mortgage shall also constitute a “security agreement,” as such term is defined in the Code with respect to the Chattels, Intangibles and other Mortgaged Property. Mortgagor further expressly agrees, intending that Mortgagee rely thereon, that this Mortgage, to the extent permitted by law, shall also constitute a “financing statement,” as such term is defined in the Code with respect to the Fixtures. By its execution of this Mortgage, Mortgagor hereby authorizes Mortgagee to file and/or record this Mortgage as a security instrument and fixture filing with respect to the Mortgaged Property or any part thereof, and authorizes Mortgagee to file one or more financing statements, amendments, fixture filings, renewals or continuation statements with respect to the Mortgaged Property or any part thereof, and authorizes Mortgagee to file any other document or instrument as may from time to time be permitted under the Code or which Mortgagee may otherwise deem reasonably necessary in connection with the Mortgaged Property or any part thereof. If requested by Mortgagee in writing, Mortgagor agrees to sign all such financing statements, amendments, renewal or continuation statements and other instruments and documents, and Mortgagor hereby authorizes Mortgagee to sign all such financing statements, amendments, renewals, continuation statements, documents and instruments in Mortgagor’s name as Mortgagor’s attorney-in-fact should Mortgagor fail to sign same within ten (10) days after Mortgagee’s written request.

SECTION 1.03 (a) Mortgagor forthwith upon the execution and delivery of this Mortgage, and thereafter from time to time, agrees to assist and cooperate with the Mortgagee to cause this Mortgage, and any security instrument creating a lien or evidencing the lien hereof upon the Chattels and/or the Intangibles and each instrument of further assurance to be filed, registered and/or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect the lien hereof upon, and the interest of Mortgagee in, the Mortgaged Property.

(b)            Mortgagor will pay all filing, registration or recording fees, taxes and other charges, and all costs and expenses incident to the execution, acknowledgment, delivery and recording and/or filing of this Mortgage, the other Loan Documents, any mortgage supplemental hereto, any other security instrument with respect to the Chattels or the Intangibles, and any instrument of further assurance, and all Federal, state, county and municipal stamp taxes and other taxes, duties, impositions, assessments and charges arising out of or in connection with the execution and delivery of the Note, this Mortgage or any mortgage supplemental hereto, any security instrument with respect to the Chattels and/or the Intangibles, any other Loan Document or any instrument of further assurance.

(c)            Upon Mortgagor’s full satisfaction of the Indebtedness and all of Mortgagor’s other obligations under the Note, this Mortgage and the other Loan Documents, at Mortgagor’s request and at Mortgagor’s sole cost and expense (including, without limitation, the payment of all reasonable legal fees and disbursements), Mortgagee shall execute and promptly deliver to Mortgagor a release of the lien of this Mortgage and the Assignment of Leases and Rents and termination statements as to any Uniform Commercial Code financing statements filed by Mortgagee in respect of the Mortgaged Property, or at Mortgagor’s option, Mortgagee shall execute and deliver an Assignment of this Mortgage and the Note to such new lender as Mortgagor shall designate, as more particularly set forth in Section 3.19 below. Mortgagor shall be responsible for the recordation and filing of such release or assignment and termination statements. Upon written request of Mortgagor following the full satisfaction of the Indebtedness and all of Mortgagor’s other obligations under the Note, this Mortgage and the other Loan Documents, Mortgagee shall return the original Note to Mortgagor.

SECTION 1.04 Mortgagor will punctually pay the principal and interest and all other sums to become due in respect of the Note at the time and place and in the manner specified in the Note, according to the true intent and meaning thereof, all in any coin or currency of the United States of America that at the time of such payment shall be legal tender for the payment of public and private debts, and all such principal and interest due in respect of the Note is hereby deemed an obligation due under this Mortgage.

SECTION 1.05 Mortgagor will, so long as it is the owner of the Mortgaged Property or any part thereof, do all things necessary to preserve and keep in full force and effect its existence, rights and privileges as a general partnership, and will comply with all regulations, rules, ordinances, statutes, orders and decrees of any governmental authority or court applicable to Mortgagor or to the Mortgaged Property of any part thereof, including the maintaining of a valid temporary Certificate of Occupancy or permanent Certificate of Occupancy for the entire Mortgaged Property during the term of the Note.

SECTION 1.06 All right, title and interest of Mortgagor in and to all extensions, improvements, betterments, renewals, substitutes and replacements of, and all additions and appurtenances to, the Mortgaged Property hereafter acquired by, or released to, Mortgagor, or constructed, assembled or placed by Mortgagor on the Premises or any part thereof, and all conversions of the security constituted thereby, immediately upon such acquisition, release, construction, assembling, placement or conversion, as the case may be, and in each such case, without any further mortgage, conveyance, assignment or other act by Mortgagor, shall become subject to the lien of this Mortgage as fully and completely, and with the same effect, as though now owned by Mortgagor and specifically described in the Granting Clause hereof, but at any and all times, upon ten (10) days prior written demand, Mortgagor will execute and deliver to Mortgagee any and all such further assurances, mortgages, conveyances or assignments thereof as the Mortgagee may require for the purpose of expressly and specifically subjecting the same to the lien of this Mortgage.

SECTION 1.07 (a) Mortgagor, from time to time when the same shall become due and payable, will pay and discharge all taxes of every kind and nature, all general and special assessments, levies, permits, inspection and license fees, all water and sewer rents and charges, and all other public charges whether of a like or different nature, imposed upon or assessed against the Mortgaged Property, or any part thereof, or upon the revenues, rents, issues, income and profits of the Mortgaged Property, or any part thereof, or arising in respect of the occupancy, use or possession thereof. Mortgagor will, upon the request of Mortgagee, deliver to Mortgagee receipts evidencing the payment of all such taxes, assessments, levies, fees, rents and other public charges imposed upon or assessed against the Mortgaged Property, or any part thereof, or the revenues, rents, issues, income or profits thereof.

(b)            Mortgagor will pay, from time to time when the same shall become due, all lawful claims and demands of mechanics, materialmen, laborers and others, which claims and demands, if unpaid, might result in, or permit the creation of, a lien on the Mortgaged Property or any part thereof, or on the revenues, rents, issues, income and profits arising therefrom and in general will do or cause to be done everything necessary so that the lien of this Mortgage shall be fully preserved, at the sole cost and expense of Mortgagor, without expense to Mortgagee.

(c)            Nothing in this Section 1.07 shall require the payment or discharge of any obligation imposed upon Mortgagor by this Section so long as Mortgagor shall in good faith and at its own cost and expense contest the same or the validity thereof by appropriate legal proceedings that shall operate to prevent the collection thereof or other realization thereon and the sale or forfeiture of the Premises or any part thereof to satisfy the same; provided that during such contest Mortgagor shall, at the option of Mortgagee, provide security reasonably satisfactory to Mortgagee, assuring the discharge of Mortgagor’s obligation hereunder and of any additional charge, penalty or expense arising from or incurred as a result of such contest; and provided further that if, at any time, payment of any obligation imposed upon Mortgagor by subsection (a) of this Section shall become necessary to prevent the delivery of a tax deed, or its equivalent, conveying the Premises or any other part of the Mortgaged Property, or any part thereof, because of non payment, then Mortgagor shall pay the same in sufficient time to prevent the delivery of such tax deed or its equivalent.

SECTION 1.08 Mortgagor will pay any and all taxes, charges, fees and/or levies by reason of Mortgagee’s ownership of and interest in the Note, this Mortgage or the other Loan Documents and/or resulting from the exercise by Mortgagee of any of its rights and/or remedies provided for under this Mortgage, except for income taxes. The obligations assumed by Mortgagor pursuant to this Section 1.08 shall survive the exercise by Mortgagee of any of its rights and/or remedies under this Mortgage.

SECTION 1.09 (a) Mortgagor will keep the Improvements and the Premises insured (i) against loss by fire for the benefit of Mortgagee, (ii) against loss by flood if the Premises is located in an area identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968 (the “Insurance Policies”). Mortgagor shall assign and deliver said policies to Mortgagee. Mortgagor shall reimburse Mortgagee for any premiums paid for insurance made by Mortgagee on Mortgagor’s default in so insuring the Improvements and the Premises or in so assigning and delivering the policies. The fire insurance policy required hereunder shall contain the usual extended coverage endorsement.

(b)            Mortgagor shall give Mortgagee prompt written notice of any damage to, or destruction of, the Improvements, or any part thereof, or of any other casualty or loss at or affecting the Premises or the Chattels, and Mortgagee shall have the right to join Mortgagor in adjusting any insurance claim in respect of any such damage, destruction, casualty or loss in excess of $100,000.00. Notwithstanding anything to the contrary contained herein or in Section 254 of the Real Property Law of the State of New York or any other provision of applicable law, the proceeds of any insurance coming into the possession of Mortgagee in respect of any damage, destruction, casualty or loss shall not be deemed trust funds, and Mortgagee shall allow all or a portion of such proceeds to be used for the restoration of the Mortgaged Property unless (i) Mortgagor, as landlord under a lease with Mortgagee, as tenant, exercises its right under such lease to terminate said lease as a result of the loss, or (ii) such loss occurs in the last twelve (12) months of the term of the Note secured by this Mortgage and as a result of such loss all or substantially all of the tenants of the Building at such time have the right to terminate their leases due to such loss, then in either of such events the Mortgagee may require application of the insurance proceeds to the principal balance of the Indebtedness. In the event any such insurance proceeds shall be used to reduce the Indebtedness, the same shall be applied by Mortgagee, after the deduction therefrom and repayment to Mortgagee of any and all costs incurred by Mortgagee in the recovery thereof (including reasonable attorneys’ fees and disbursements), in any manner it shall designate, including but not limited to, the application of such proceeds to the then unpaid installments of the principal balance due under the Note in the inverse order of their maturity, such that the regular payments, if any, under the Note shall not be reduced or altered in any manner. Any prepayment of the Note from the proceeds of insurance shall be without prepayment premium.

(c)            Unless, as provided above, the Mortgagee requires the Indebtedness to be paid in full within thirty (30) days of the date of any damage, destruction, loss or other casualty to the Improvements, and provided that casualty insurance proceeds are otherwise made available to Mortgagor, Mortgagor shall promptly commence and diligently continue to perform the repairs, restoration and rebuilding of the portion of the Improvements so damaged or destroyed (hereinafter the “Work”) so as to restore the Improvements and Chattels in full compliance with all legal requirements and so that the Mortgaged Property shall be at least equal in value and general utility as they were prior to such damage or destruction.

(d)            During any period that Work is being performed at the Premises by Mortgagor, Mortgagor, at its sole cost and expense, shall maintain in full force and effect a builder’s “all risk” insurance policy insuring the Improvements against such risks on a replacement cost basis (including, without limitation, fire and extended coverage and collapse of the Improvements to agreed limits) as Mortgagee may request. Such policy shall be deemed an Insurance Policy hereunder for all purposes and shall fully comply with the provisions of Section 1.09(a) hereof.

(e)            If the insurance proceeds, less the cost, if any, to Mortgagee of such recovery and of paying out such proceeds (including reasonable attorneys’ fees and costs allocable to inspecting the Work and the plans and specifications therefor) should be paid towards restoration of the Improvements and Chattels or if such insurance proceeds are applied toward such restoration, then such insurance proceeds shall be applied by Mortgagee to the payment of the cost of the Work and shall be paid out from time to time to Mortgagor and/or, at Mortgagee’s option, directly to the contractor, subcontractors, materialmen, laborers, engineers, architects and other persons rendering services or materials for the Work, as said Work progresses except as otherwise hereinafter provided, but subject to the following conditions, any of which Mortgagee may freely waive, at Mortgagee’s sole discretion:

(i)             Each request for payment shall be made on five (5) days prior notice to Mortgagee and shall be accompanied by a certificate of the Mortgagees inspector or the Architect if one is required under subsection (e) above, otherwise by a certificate of an officer of Mortgagor, stating (A) that all of the Work completed has been done in compliance with the approved plans and specifications, if any be required under said subsection (e) above, and in accordance with all provisions of law; (B) the sum requested is justly required to reimburse Mortgagor for payments by Mortgagor to, or is justly due to, the contractor, subcontractor, materialmen, laborers, engineers, architects or other persons rendering services or materials for the Work (giving a brief description of such services and materials), and that when added to all sums, if any, previously paid out by Mortgagee does not exceed the value of the Work done to date of such certificate, and (C) that the amount of such proceeds and other deposits remaining in the hands of Mortgagee will be sufficient on completion of the Work to pay for the same in full (giving in such reasonable detail as Mortgagee may require an estimate of the cost of such completion);

(ii)            Each request shall be accompanied by waivers of liens satisfactory to Mortgagee covering that part of the Work previously paid for, if any, and by a search prepared by the title company which insured the lien of the Mortgage or by other evidence satisfactory to Mortgagee, that there has not been filed with respect to the Premises or any part thereof any mechanic’s lien or other lien or instrument for the retention of title in respect of any part of the Work not discharged of record and that there exist no encumbrances on or affecting the Premises or any part thereof or any part of the other Mortgaged Property, other than the Permitted Encumbrances, if any;

(iii)           The request for any payment after the Work has been completed shall be accompanied by a copy of all certificates, permits, licenses, waivers and/or other documents required by law to render occupancy of the Premises legal; and

(iv)           Upon completion of the Work and payment in full therefor, or upon failure on the part of Mortgagor to commence, as provided in Section 1.09(c) above, or diligently to continue the Work, or at any time upon request by Mortgagor, Mortgagee may apply the amount of any such proceeds then or thereafter in the hands of Mortgagee to the payment of the Indebtedness; provided, however, that nothing herein contained shall prevent Mortgagee from applying at any time the whole or any part of such proceeds to the curing of any default after expiration of applicable notice and cure periods under this Mortgage, the Note or any other Loan Documents.

SECTION 1.10 If Mortgagor shall fail to perform any of the covenants contained in Sections 1.01, 1.03, 1.05, 1.07, 1.08, 1.09, 1.12 or 1.21 hereof, Mortgagee may make advances to perform the same on its behalf upon thirty (30) days’ prior written notice to Mortgagor, and all sums so advanced shall be a lien upon the Mortgaged Property and shall be secured hereby. Mortgagor will repay on demand all sums so advanced on its behalf with interest at the Default Rate. The provisions of this Section shall not prevent any default in the observance of any covenant contained in said Sections 1.01, 1.03, 1.05, 1.07, 1.08, 1.09, 1.12 or 1.21 from constituting an Event of Default.

SECTION 1.11 (Intentionally Omitted)

SECTION 1.12 Mortgagor will not commit any material waste on the Mortgaged Property, or any part thereof, or make any change in the use of the Mortgaged Property, or any part thereof, that will in any way materially decrease the value of the Mortgaged Property or increase the risk of fire or other hazard or casualty arising out of construction or operation. Mortgagor will, at all times, maintain the Improvements in good operating order and condition and will promptly make, from time to time, all repairs, renewals, replacements, additions and improvements in connection therewith which are necessary or desirable to such end. The Improvements shall not be demolished or substantially altered, nor shall any Chattels be removed (other than in the ordinary course of business) without the prior written consent of Mortgagee, except where appropriate replacements free of superior title, liens and claims are immediately made having value at least equal to the value of the removed Chattels.

SECTION 1.13 Mortgagor, immediately upon obtaining knowledge of the institution of any proceedings for the condemnation of the Premises or any part thereof, will notify Mortgagee of the pendency of such proceedings. Mortgagee may participate in any such proceedings and Mortgagor from time to time will deliver to Mortgagee all instruments requested by it, in writing, to permit such participation. In the event of such condemnation proceedings, the award or compensation payable is hereby assigned to and shall be paid to Mortgagee. Mortgagee shall be under no obligation to question or challenge the amount of any such award or compensation and may accept the same in the amount in which the same shall be paid. In any such condemnation proceedings, Mortgagee may be represented by counsel selected by Mortgagee. The proceeds of any award or compensation so received shall at the option of Mortgagee, either be applied toward the payment of the Indebtedness notwithstanding the fact that the Indebtedness may not then be due and payable, and/or to the restoration of the Improvements (in the case of a partial condemnation that affects the Improvements in such a way that restoration is required to such Improvements). In the event that any portion of the condemnation awards or compensation shall be used to reduce the Indebtedness, same shall be applied by Mortgagee in any manner it shall designate, including, but not limited to, the application of such award or compensation to the then unpaid installments of the principal balance due under the Note in the inverse order of their maturity such that the regular payments under the Note shall not be reduced or altered in any manner. Mortgagor, upon written request by Mortgagee, shall make, execute and deliver any and all instruments requested for the purpose of confirming the assignment of the aforesaid awards and compensation to Mortgagee free and clear of any liens, charges or encumbrances of any kind or nature whatsoever. Mortgagee shall not be limited to the interest paid on the proceeds of any award or compensation, but shall be entitled to the payment by Mortgagor of interest at the applicable rate provided for in the Note.

SECTION 1.14 (a) The Mortgagor will not execute an assignment of any Leases affecting the Premises or any part thereon, or the Rents, or any part thereof, from the Premises, except in favor of Mortgagee.

(b)            Mortgagor will not execute any Lease of all or a substantial portion of the Premises except with the intention of actual occupancy by the lessee thereunder (or an affiliate of such lessee), and will at all times promptly and faithfully perform, or cause to be performed promptly, all of the covenants, conditions and agreements contained in all Leases of the Premises, or any part thereof, now or hereafter existing, on the part of the lessor thereunder to be kept and performed and will at all times do all things necessary to compel performance by the lessee under each Lease of all obligations, covenants and agreements by such lessee to be performed thereunder. If any of such Leases provide for the giving by the lessee of an estoppel certificate with respect to the status of any such Leases, Mortgagor shall exercise its right to request such certificates within ten (10) days of any written demand therefor by Mortgagee.

(c)            Mortgagor shall furnish to Mortgagee, within ninety (90) days after the end of each fiscal year, a written statement containing the names of all lessees of the Improvements and Premises or any part thereof, the terms of their respective leases, the space occupied and the rentals payable thereunder. The foregoing reporting requirement shall not apply during the period in which Mortgagee is the sole tenant of the Premises.

SECTION 1.15 Unless otherwise prohibited by applicable law, each Lease of the Premises, or of any part thereof, shall provide that, in the event of the enforcement by Mortgagee of the remedies provided for by law or by this Mortgage, the lessee thereunder will, upon request of any person succeeding to the interest of Mortgagor as a result of such enforcement, automatically become the lessee of said successor in interest, without change in the terms or other provisions of such Lease; provided, however, that said successor in interest shall not be bound by (i) any payment of rent or additional rent for more than one (1) month in advance, except prepayments in the nature of security for the performance by said lessee of its obligations under said Lease, or (ii) any material amendment or modification of the Lease made without the consent of Mortgagee or such successor in interest. Reference is hereby made to Section 291-f of the Real Property Law of the State of New York, for purposes of obtaining for Mortgagee the benefit of Section 291-f in connection with this Mortgage. Each such Lease shall provide that upon request by such successor in interest, such lessee shall execute and deliver an instrument or instruments confirming such attornment.

SECTION 1.16 Mortgagor hereby agrees that if in connection with the closing of the Loan (a) any of the Loan Documents executed by Mortgagor misstates or inaccurately reflects the true and correct terms and provisions of the Loan, or (b) Mortgagor failed to execute any documents or instruments that should have been executed by Mortgagor (regardless of whether said misstatement, inaccuracy or failure was due to the unilateral mistake of Mortgagee, the mutual mistake of Mortgagor and Mortgagee, or clerical error), then in such event, Mortgagor shall, within ten (10) days of Mortgagee’s written request, and in order to correct any such misstatement, inaccuracy or failure, execute such new Loan Documents as Mortgagee may deem reasonably necessary or desirable to remedy said inaccuracy, mistake or failure.

SECTION 1.17 In the event any payment provided for herein or in the Note shall become overdue for a period in excess of fifteen (15) days, a late charge of five cents ($.05) for each dollar ($1.00) so overdue shall become immediately due to Mortgagee for the purpose of defraying the expenses incidental to handling such delinquent payment, and such charge shall be deemed to be part of the Indebtedness and secured by the lien of this Mortgage. Late charges shall be payable with the next installment of principal and/or interest due under the Note.

SECTION 1.18 Mortgagor, in compliance with Section 13 of the Lien Law of the State of New York, will receive the advances secured by this Mortgage, and will hold the right to receive such advances, as a trust fund to be applied first for the purpose of paying the cost of Improvements to the Premises and will apply the same first to the payment of the cost of any such Improvements to the Premises before using any part of the total of the same for any other purpose.

SECTION 1.19 Mortgagor agrees that it shall indemnify and hold Mortgagee and its successors and assigns harmless against any loss or liability, cost or expense, including without limitation, any judgments, reasonable attorneys’ fees, costs of appeal bonds and printing costs, arising out of or relating to any proceedings instituted by any claimant alleging priority over the lien of this Mortgage by any claimant alleging a violation by Mortgagor or Mortgagee of any section of Article 3-A of the Lien Law of the State of New York.

SECTION 1.20 Upon written request of Mortgagee, Mortgagor shall execute and deliver to the appropriate governmental authority any affidavit, instrument, document and/or filing required pursuant to any applicable statute, ordinance, rule and/or regulation in connection with the Premises, the Note and other Loan Documents and/or the business and affairs of Mortgagor.

SECTION 1.21 Mortgagor expressly covenants and agrees to pay in full the reasonable fees and expenses of Mortgagee’s counsel, promptly upon the receipt of a statement therefor, which are incurred after the date hereof and which fees and expenses arise in connection with any matter incidental to the loan that is evidenced by the Note and secured by this Mortgage and those fees and expenses that are incurred after the date hereof which fees and expenses arise in connection with the enforcement of any document executed in connection with the loan.

SECTION 1.22 (a) Mortgagor represents and warrants that, except as set forth in that certain environmental assessment prepared by Environmental Impact, dated August 8, 2011 (the “Environmental Report”), to the best of Mortgagor’s knowledge, after due inquiry and investigation, the Premises are not now used to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce, process or in any manner deal with, except in accordance with applicable laws, Hazardous Materials (as hereinafter defined). Mortgagor covenants that the Premises shall be kept free of Hazardous Materials, and shall not be used to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce, process or in any manner deal with, Hazardous Materials, and Mortgagor shall not cause or permit, as a result of any intentional or unintentional act or omission on the part of Mortgagor or any tenant or subtenant or occupant, the installation of Hazardous Materials at the Premises or onto any other property or affecting any “natural resources” (as such term is defined in CERCLA (as hereafter defined)) or suffer the presence of Hazardous Materials on the Premises. Mortgagor agrees to comply with, and use commercially reasonable efforts to ensure compliance by all tenants, subtenants and occupants with all applicable Federal, state and local laws, ordinances, rules and regulations with respect to Hazardous Materials (collectively, “Environmental Laws”), and shall keep the Premises and the other Mortgaged Property free and clear of any liens or assessments imposed pursuant to such Environmental Laws. Mortgagor shall conduct and complete all investigations, studies, sampling, and testing, and all remedial, removal, and other actions necessary to clean up and remove all Hazardous Materials on, from or affecting the Mortgaged Property or any part thereof in accordance with all applicable Environmental Laws and to the satisfaction of Mortgagee. For these purposes, “Hazardous Materials” shall include, without limitation, any flammable explosives, radioactive materials, hazardous wastes, hazardous or toxic substances, or related or similar materials, asbestos or any material containing asbestos, or any other substance or material as defined by any Federal, state or local Environmental Law including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. Sections 9601, et seq., as amended, including, without limitation, the Superfund Amendments and Reauthorization Act of 1986 (“CERCLA”), the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Section 1801, et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Sections 6901, et seq., and in the regulations adopted and publications promulgated pursuant thereto. These obligations and liabilities of Mortgagor shall survive any foreclosure involving the Mortgaged Property or the delivery of a deed in lieu of foreclosure. Notwithstanding anything to the foregoing, it is expressly understood that Mortgagee, as tenant at the Premises under those certain sublease agreements being executed contemporaneously herewith, will be using certain Hazardous Materials at the Premises as part of its business operations, which use shall be in accordance with applicable Environmental Laws and shall not be deemed a violation by Mortgagor of the provisions of this Section 1.22.

(b)            Mortgagor shall protect, indemnify and save harmless Mortgagee and its successors and assigns from and against all liabilities, obligations, claims, assessments, damages, penalties, causes of action, costs and expenses (including without limitation reasonable attorneys’ fees and expenses), imposed upon or incurred by or asserted against Mortgagee or its successors and assigns by reason of (i) the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release, or threatened release of any Hazardous Materials in, on, above, under, from or affecting the Premises or any other property or natural resources; (ii) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Materials; (iii) any lawsuit brought or threatened, settlement reached, or government order relating to such Hazardous Materials; or (iv) any violation of laws, orders, regulations, requirements, or demands of government authorities, or any policies or requirements of Mortgagee which are based upon or in any way related to such Hazardous Materials including, without limitation, attorneys’ or consultants’ fees, investigation and laboratory fees, court costs, litigation expenses, and diminution in value, and (v) any violation of any Environmental Laws. The foregoing indemnity shall not apply with respect to any Hazardous Materials existing at the Property as of the date hereof, if any, as more particularly described in the Environmental Report.

(c)            Mortgagor shall, to the extent it has notice or knowledge, give prompt written notice to Mortgagee of: (i) any proceeding or inquiry by any governmental authority with respect to the presence of any Hazardous Materials on the Mortgaged Property or the migration thereof from or to other property; (ii) all claims made or threatened by any party against Mortgagor or the Mortgaged Property relating to any loss or injury resulting from any Hazardous Materials; (iii) the storage, production, release, discharge or disposal of any Hazardous Materials at the Premises other than in accordance with all applicable Environmental Laws; and/or (iv) Mortgagor’s discovery of any occurrence or condition that could cause the Mortgaged Property or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of the Mortgaged Property under any Environmental Law.

(d)            Mortgagor shall promptly provide to Mortgagee copies of all written notices or other communications received by Mortgagor from any governmental agency, tenant, subtenant or occupant with respect to Hazardous Materials at, in, on, under or otherwise affecting the Mortgaged Property or any part thereof, including without limitation, any notices or other communication relating to any actual or threatened inquiry, investigation, claim, proceeding or action concerning Hazardous Materials or other environmental conditions affecting the Premises.

(e)            Mortgagor shall keep Mortgagee apprised of the status of any governmental inquiry or investigation relating to environmental matters at the Premises, any enforcement, clean-up, removal, remediation or other governmental proceedings or actions threatened, instituted or completed or pursuant to any Environmental Laws with respect to the Mortgaged Property or any part thereof, as well as any other claims, actions or proceedings with respect to the Premises relating to environmental matters. Mortgagor shall not enter into any settlement, agreement, consent decree, deed notice or other arrangement or compromise with respect to any governmental inquiry, investigation, proceeding or action, or other claim, action or proceeding relating to Hazardous Materials and/or the clean-up or remediation of the Premises without Mortgagee’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Mortgagee may, but shall not be required to, participate in any inquiry, investigation, or proceeding or action with respect to the Premises in connection with any Environmental Law or Hazardous Materials, and Mortgagor shall pay all reasonable attorneys’ fees and disbursements incurred by Mortgagee in connection therewith.

SECTION 1.23 Mortgagor has not and shall not:

(a)            engage in any business activity other than the ownership, operation and maintenance of the Premises, and those business activities in which Mortgagor is currently engaged, and activities incidental thereto;

(b)            acquire or own any material assets other than (i) the Premises, and (ii) such incidental Chattels and Intangibles as may be necessary for the operation of the Premises and those business activities in which Mortgagor is currently engaged;

(c)            merge into or consolidate with any person or entity or dissolve, terminate or liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets or change its legal structure;

(d)            fail to preserve its existence as an entity duly organized, validly existing and in good standing (if applicable) under the laws of the jurisdiction of its organization or formation, or without the prior written consent of Mortgagee (which consent shall not be unreasonably withheld, conditioned or delayed), amend, modify, terminate or fail to comply with the provisions of Mortgagor’s Operating Agreement, Articles or Certificate of Incorporation or Formation and By-Laws, or certificate of partnership or limited partnership, partnership or trust agreement or any other similar or analogous organizational documents of Mortgagor, as the case may be, as same may be further amended or supplemented, if such amendment, modification, termination or failure to comply would adversely affect the ability of Mortgagor to perform its obligations hereunder or under the Note and/or other Loan Documents.

(e)            commingle its assets with the assets of any of its members, stockholders, directors, officers, partners, trustees, affiliates, principals or of any other person or entity;

(f)             become insolvent and fail to pay its debts and liabilities from its assets as the same shall become due;

(g)            seek the dissolution or winding up in whole, or in part, of Mortgagor;

(h)            intentionally omitted;

(i)             fail either to hold itself out to the public as a legal entity separate and distinct from any other entity or person or to conduct its business solely in its own name in order not (i) to mislead others as to the identity with which such other party is transacting business, or (ii) to suggest that Mortgagor is responsible for the debts of any third party (including any member, stockholder, director, officer, partner, trustee, principal or affiliate thereof); or

(j)             file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any applicable insolvency, bankruptcy, liquidation or reorganization statute, or make an assignment for the benefit of creditors.

SECTION 1.24 Mortgagor agrees as follows:

(a)            Mortgagor agrees that the Premises shall at all times comply to the extent applicable with the requirements of the Americans with Disabilities Act of 1990, as amended from time to time, the Fair Housing Amendments Act of 1988, as amended from time to time, all state and local laws and ordinances related to handicapped access and all rules, regulations, and orders issued pursuant thereto including, without limitation, the Americans with Disabilities Act Accessibility Guidelines for Buildings and Facilities, as amended from time to time (collectively, “Access Laws”).

(b)            Notwithstanding any provisions set forth herein or in any other documents regarding Mortgagee’s approval or alterations of the Premises, Mortgagor shall not alter the Premises in any manner that would increase Mortgagor’s responsibilities for compliance with the applicable Access Laws without the prior written approval of Mortgagee, which approval shall not be unreasonably withheld, conditioned or delayed. The foregoing shall apply to tenant improvements constructed by Mortgagor or by any of its tenants. Mortgagee may condition any such approval upon receipt of a certificate of Access Laws compliance from an architect, engineer, or other person reasonably acceptable to Mortgagee.

(c)            Mortgagor agrees to give prompt notice to Mortgagee of the receipt by Mortgagor of any complaints related to violations of any Access Laws and of commencement of any proceedings or investigations related to compliance with applicable Access Laws.

(d)            Mortgagor covenants and agrees that it shall not lease any part of the Premises to or permit any part of the Premises to be occupied by a tenant or third party who will generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce, process or in any manner deal with Hazardous Materials (other than cleaning products routinely used in office buildings). The foregoing negative covenant shall not apply to the sublease between Mortgagor, as landlord, and Mortgagee, as tenant.

SECTION 1.25 Except as expressly hereafter provided, Mortgagor shall not sell, convey, dispose of, alienate, hypothecate, lease (except to space tenants in accordance with the provisions of Section 1.14 hereof and as otherwise set forth herein), assign, pledge, mortgage, encumber or otherwise transfer (each a “Transfer” and, collectively, “Transfers”) the Premises, or any part thereof or interest therein, in any manner or way, whether voluntarily or involuntarily, and any such Transfer shall constitute an Event of Default hereunder giving Mortgagee the right, at its sole option, to declare any or all of the Indebtedness secured hereby immediately due and payable and to otherwise exercise any of its other rights and remedies contained in Article II hereof; and if such acceleration occurs during any period when a prepayment fee is payable pursuant to the provisions set forth in the Note, then, in addition, such prepayment fee shall then be immediately due and payable to the same extent as though Mortgagor were prepaying the entire Indebtedness secured hereby on the date of such acceleration. For the purposes of this Section 1.25, each of the following events shall be deemed to be a Transfer by Mortgagor: (i) if Mortgagor shall enter into any installment sales agreement pursuant to which Mortgagor agrees to sell the Premises, or any part thereof or any interest therein; (ii) if Mortgagor shall lease or sublease all or a substantial part of the Premises to any person or entity for other than actual occupancy by such person or entity; (iii) if Mortgagor or any of its direct or indirect members, shareholders, general or limited partners, or other beneficial or equity owners (and including, without limitation, the beneficiary of any trust that may hold a direct or indirect ownership interest in Mortgagor) (all such direct or indirect members, shareholders, general or limited partners or other beneficial or equity owners, individually, a “Mortgagor Equity Owner” and, collectively, “Mortgagor Equity Owners”), shall be a corporation, the Transfer, either voluntarily or involuntarily, of any of the issued and outstanding stock of Mortgagor, or the Transfer of any of the issued and outstanding stock in any such Mortgagor Equity Owner (or the issuance of new shares of stock in Mortgagor, or in any Mortgagor Equity Owner, so that immediately after such issuance, the total stock then issued and outstanding shall be more than one hundred (100%) percent of the total stock immediately prior to such issuance); (iv) if Mortgagor, or any Mortgagor Equity Owner, is a limited liability company, general or limited partnership, trust or other entity, a Transfer of any equity interest in Mortgagor, or a Transfer of an equity interest in any such Mortgagor Equity Owner, as the case may be, either voluntarily or involuntarily; (v) any other Transfer of any direct or indirect ownership interest in Mortgagor; (vi) the occurrence of any transaction pursuant to which any person or entity is granted an option to purchase all or any part of the Premises, or any direct, indirect or beneficial ownership interest in Mortgagor, or (vii) any transaction, agreement or arrangement occurs or is entered into pursuant to which any person or entity is given any right to control, direct or veto any material actions or decisions by Mortgagor, directly or indirectly, whether through an equity ownership interest, contract right or otherwise. Notwithstanding the foregoing, however, any involuntary Transfer of any direct or indirect equity interest in Mortgagor caused by the death, incompetency or dissolution of (x) any shareholder, member, or general or limited partner, (y) the beneficiary of a trust having an equity interest in Mortgagor, or (z) any other equity owner of Mortgagor, shall not be a default under this Mortgage or result in an Event of Default hereunder so long as Mortgagor shall be reconstituted, if required for the continued valid existence of Mortgagor following any such death, incompetency or dissolution, and so long as those persons responsible for the management of the Mortgagor on the date hereof remain unchanged after such death, incompetency or dissolution, or any substitute or replacement management of the Mortgagor following any such death, incompentency or dissolution shall be approved by Mortgagee. In addition hereto, as long as, after giving effect to such a transfer, Gregg Rechler and/or Mitchell Rechler maintains management of the day-to-day operations of the Mortgagor and voting control of the Mortgagor, transfers of ownership interest in the Mortgagor by, to and among, the direct and indirect members of the Mortgagor (for purposes herein, the “Members”), to immediate family members of the Members, as applicable, to entities controlled by the Members or the immediate family members of Members, to trust established for the benefit of the Members or the immediate family members of Members, shall be permitted, so long as such transfers do not exceed an aggregate of 49% of the ownership interests in the Mortgagor. As used herein, "immediate family members” shall mean a spouse, a parent, a grandparent, a sibling, a child or a grandchild, of a Member, as applicable. For purposes hereof, an indirect member is a member who owns his, her or its membership entity through an entity that is a direct member of Mortgagor. Further, and notwithstanding anything contained in this Section 1.25 to the contrary, Transfers of equity and other interests in Mortgagor and/or in any Mortgagor Equity Owners in connection with Mortgagor obtaining mezzanine financing for the Property shall be permitted hereunder and shall not require the consent of Mortgagee, provided (a) the Mezzanine Lender (as defined below) is either (i) an institutional lender with an investment grade credit rating, (ii) or a private investment firm or fund with liquid assets of at least $100,000,000 and/or undrawn capital commitments of at least $100,000,000. or (iii) an individual with a minimum net worth of $100,000,000 and liquid assets (consisting of cash or readily marketable securities) of at least $25,000,000, (b) should the lender for such mezzanine financing (the "Mezzanine Lender") require Mortgagee to enter into an intercreditor agreement, Mortgagor shall pay Mortgagee's reasonable attorneys' fee in connection with the negotiation of such intercreditor agreement, and (c) the Mezzanine Lender shall agree that, upon an event of default and foreclosure of its security interests under the mezzanine loan documents, as a condition of its exercise of its remedies, the Mezzanine Lender shall pay off the remaining amounts due under Note and this Mortgage. Mortgagee shall otherwise execute and promptly deliver any documentation reasonably requested by the Mezzanine Lender. All loan documents relating to the mezzanine loan, whether or not an intercreditor agreement is required, shall be subject to Mortgagee’s approval, not to be unreasonably, withheld, delayed or conditioned, in connection with such financing.

SECTION 1.26 Intentionally omitted.

SECTION 1.27 Intentionally omitted.

SECTION 1.28 The relationship between Mortgagee and Mortgagor will at all times be that of creditor and debtor. Under no circumstances shall the relationship be construed as creating a partnership or joint venture.

SECTION 1.29 Intentionally omitted.

SECTION 1.30 Mortgagor represents, warrants and covenants as follows:

(a)            Neither Mortgagor, nor Mortgagor’s principals, constituents, investors or affiliates is in violation of any legal requirements relating to terrorism or money laundering, including Executive Order No. 13224 on Terrorist Financing (effective September 24, 2001, (the “Executive Order”) and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56, the “Patriot Act”).

(b)            Neither Mortgagor, nor Mortgagor’s principals, constituents, investors or affiliates is a “Prohibited Person” which is defined as follows:

(i)             a person or entity that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

(ii)            a person or entity owned or controlled by, or acting for or on behalf of, any person or entity that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

(iii)           a person or entity with whom Mortgagor is prohibited from dealing or otherwise engaging in any transaction by any terrorism or money laundering legal requirements, including the Executive Order and the Patriot Act;

(iv)           a person or entity who commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order;

(v)            a person or entity that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control; and

(vi)           a person or entity who is affiliated with a person or entity listed above.

(c)            Neither Mortgagor, nor Mortgagor’s principals, constituents, investors or affiliates will knowingly (i) conduct any business or engage in any transaction or dealing with any Prohibited Person, including the making or receiving of any contribution of funds, goods or services to or for the benefit of any Prohibited Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order; or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purposes of evading or avoiding, or attempts to violate, any of the prohibitions set forth in the Executive Order or the Patriot Act.

SECTION 1.31. Intentionally omitted.

SECTION 1.32. Intentionally omitted.

(End of Article I)

ARTICLE II.

Events of Default and Remedies

SECTION 2.01 If one or more of the following Events of Default shall occur, that is to say:

(a)            if (i) Mortgagor shall default in making any payment of any principal or interest due under the Note when and as the same shall become due and payable, or (ii) default shall be made in any other payment of the principal of the Note, when and as the same shall become due and payable, whether at maturity or by acceleration or as part of any prepayment or otherwise, in each case, as in the Note and this Mortgage provided or default in the payment of any other Indebtedness due to Mortgagee under this Mortgage or the other Loan Documents; or (iii) Mortgagor shall default in timely making any payment of any tax required by Section 1.08 hereof to be paid; ; or

(b)            if Mortgagor shall default in the due observance or performance of any covenant, term or agreement on the part of Mortgagor contained in Section 1.01, 1.03, 1.07 or 1.09 hereof and such default shall have continued for a period of thirty (30) days after written notice specifying such default shall have been given to the Mortgagor by the Mortgagee, unless such term, covenant or agreement cannot be complied with or such default be cured in such period and provided further that the Mortgagor shall commence compliance with such term, covenant or agreement or curing such default and shall continue to diligently prosecute such compliance or curing such default; or

(c)            if any representation or warranty of Mortgagor made in Section 1.01 shall now or hereafter be false in any material respect; or

(d)            if Mortgagor shall default in the due observance or performance of any other covenant or condition on the part of Mortgagor in the Note, or in this Mortgage, and Mortgagor shall fail to remedy such default within a commercially reasonable time, not to exceed thirty (30) days, after written notice by Mortgagee to Mortgagor of such default; provided, however, that if any such default cannot be cured within such thirty (30) day period, but which, within the reasonable judgment of Mortgagee, are capable of being cured within a reasonable period of time without material injury to the benefits afforded or intended to be afforded to Mortgagee under the Mortgage and which are not capable of being cured solely by the payment of money, Mortgagor shall be afforded up to an additional sixty (60) days to cure such default so long as such time to cure does not require an extension of the Maturity Date of the Note and provided Mortgagor shall have commenced such cure within such initial thirty (30) day period and shall thereafter diligently continue to cure such default; or

(e)            if by the order of a court of competent jurisdiction, a trustee, receiver or liquidator of the Mortgaged Property, or any part thereof, or of Mortgagor shall be appointed and such order shall not be discharged or dismissed within forty-five (45) days after such appointment; or

(f)             if Mortgagor shall: (i) commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (ii) consent to the entry of an order for relief in an involuntary case under any such law or to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Mortgagor or of any substantial part of its property, (iii) make any general assignment for the benefit of creditors, (iv) fail generally to pay its debts as such debts become due, or (v) take any action in furtherance of any of the foregoing; or

(g)            if any of the creditors of Mortgagor shall commence against Mortgagor an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect and if such case shall not be discharged or dismissed within forty-five (45) days after the date on which such case was commenced, or

(h)            if final judgment for the payment of money in excess of $250,0000.00 shall be rendered against Mortgagor and Mortgagor shall not discharge the same or cause it to be discharged within sixty (60) days from the entry thereof, or shall not appeal therefrom or from the order, decree or process upon which or pursuant to which said judgment was granted, based or entered, and secure a stay of execution pending such appeal; or

(i)             intentionally omitted; or

(j)             if any Transfer prohibited by Section 1.25 hereof shall occur; or

(k)            if a default by Mortgagor shall occur under any mortgage or deed of trust that is prior or subordinate to the lien of this Mortgage, or the mortgagee under any prior or subordinate mortgage or the trustee under any prior or subordinate deed of trust commences a foreclosure action in connection with said mortgage or deed of trust; it being further agreed by Mortgagor that an Event of Default hereunder shall constitute an Event of Default under any such other mortgage or deed of trust held by Mortgagee; or

(l)             if any Guarantor or principal of Guarantor defaults under or attempts to withdraw, cancel or disclaim liability under any guaranty issued to Mortgagee; or

(m)           if Mortgagor defaults under any other agreement with Mortgagee or any affiliate of Mortgagee; or

(n)            if any person or entity having or claiming an interest in Mortgagor or the Mortgaged Property, or any part thereof, commences an action or proceeding against Mortgagor, the Mortgaged Property, or any part thereof, or any person or entity having or claiming an interest in Mortgagor or the Mortgaged Property, or any part thereof; or

(o)            intentionally omitted; or

(q)            intentionally omitted.

I.              Acceleration of the Indebtedness. During the continuance of any such Event of Default, Mortgagee, by written notice given to Mortgagor, may declare the entire principal of the Note then outstanding (if not then due and payable), and all accrued and unpaid interest thereon, together with all other Indebtedness, to be due and payable immediately, notwithstanding anything to the contrary herein or in the Note or the other Loan Documents;

II.             Possession of the Mortgaged Property. During the continuance of any such Event of Default, with or without the appointment of a receiver, or an application therefor, Mortgagee personally, or by its agents or attorneys, may enter into and upon all or any part of the Premises, and each and every part thereof, and may exclude Mortgagor, its agents and servants wholly therefrom; and having and holding the same, may use, operate, manage and control the Premises and conduct the business thereof, either personally or by its superintendents, managers, agents, servants, attorneys or receivers; and upon every such entry, Mortgagee, at the expense of the Mortgagor, from time to time, either by purchase, repairs or construction, may maintain and restore the Mortgaged Property, whereof it shall become possessed as aforesaid, may complete the construction of any of the Improvements and in the course of such completion may make such changes in the contemplated Improvements as it may deem desirable and may insure the same; and likewise, from time to time, at the expense of Mortgagor, Mortgagee may procure title reports, title insurance, surveys, appraisals and such other reports as Mortgagee, in its sole discretion, shall deem necessary, and make all necessary or proper repairs, renewals and such useful alterations, additions, betterments and improvements thereto and thereon as to it may deem advisable; and in every such case Mortgagee shall have the right to manage and operate the Premises and to carry on the business thereof and exercise all rights and powers of Mortgagor with respect thereto either in the name of Mortgagor or otherwise as it shall deem best; and Mortgagee shall be entitled to collect and receive all earnings, revenues, rents, issues, profits and income of the Premises and every part thereof, all of which shall for all purposes constitute property of Mortgagee; and in furtherance of such right Mortgagee may collect the Rents payable under all Leases of the Premises directly from the lessees thereunder upon notice to each such lessee that an Event of Default exists hereunder accompanied by a demand on such lessee for the payment to Mortgagee of all Rents due and to become due under its Lease, and Mortgagor, for the benefit of Mortgagee and each such lessee hereby covenants and agrees that the lessee shall be under no duty to question the accuracy of Mortgagee’s statement of default and shall unequivocally be authorized to pay said Rents to Mortgagee without regard to the truth of Mortgagee’s statement of default and notwithstanding notices from Mortgagor disputing the existence of an Event of Default such that the payment of Rent by the lessee to Mortgagee pursuant to such a demand shall constitute performance in full of the lessee’s obligation under the Lease for the payment of Rents by the lessee to Mortgagor; and after deducting the expenses of conducting the business thereof and of all maintenance, repairs, renewals, replacements, alterations, additions, betterments and improvements and amounts necessary to pay for taxes, assessments, insurance and prior or other proper charges upon the Mortgaged Property, or any part thereof, as well as just and reasonable compensation for the services of Mortgagee and for all attorneys, counsel, agents, clerks, servants and other employees by it properly engaged and employed, Mortgagee shall apply the moneys arising as aforesaid, first to the payment of accrued interest under the Note, second to the payment of the principal of the Note, when and as the same shall become payable, and finally to the payment of any other Indebtedness and sums required to be paid by Mortgagor under this Mortgage or the other Loan Documents. Further and not in limitation to the foregoing, in the event that Mortgagee takes possession of the Mortgaged Property, Mortgagee acknowledges that all of Mortgagor’s obligations under the PILOT Agreement remain in full force and effect.

III.            Foreclosure, Etc. Mortgagee, with or without entry, personally or by its agents or attorneys, insofar as applicable, may:

(1)                            sell (and in the case of any default by any purchaser, resell) the Mortgaged Property, or any part thereof, to the extent permitted and pursuant to the procedures provided by law, and all estate, right, title and interest, claim and demand therein, and right of redemption thereof, at one or more sales as an entirety or in parcels, and at such time and place upon such terms and after such notice thereof as may be determined by Mortgagee or as required or permitted by law; or

(2)                            institute proceedings for the complete or partial foreclosure of this Mortgage; or

(3)                            take such steps to protect and enforce its rights whether by action, suit or proceeding in equity or at law for the specific performance of any covenant, condition or agreement in the Note, this Mortgage or the other Loan Documents, or in aid of the execution of any power herein granted, or for any foreclosure hereunder, or for the enforcement of any other appropriate legal or equitable remedy or otherwise as Mortgagee shall elect.

IV.            Power of Sale. Mortgagor hereby unconditionally and irrevocably gives, grants, sets over and confirms unto the Mortgagee the Power of Sale, which may be unconditionally exercised at any time or times after an Event of Default and in connection therewith, Mortgagor hereby (a) consents to any one or more adjournments of the sale date which Mortgagee may grant, consent to and/or schedule, whether or not Mortgagor is notified of such adjournment and (b) waives any and all objections Mortgagor may have to the date of sale, the place of sale, the terms of sale, and any other matter selected by Mortgagee. The sale by Mortgagee of less than the whole of the Mortgaged Property shall not exhaust the right to sell any remainder of the Mortgaged Property, and Mortgagee is specifically empowered to make a successive sale or sales until the whole of the Mortgaged Property shall be sold. If the proceeds of the sale of less than the whole of the Mortgaged Property is less than the aggregate of the obligations secured hereby and payable under subsection (d) of Section 2.02, then this Mortgage and the lien hereof shall remain in full force and effect as to the unsold portion of the Mortgaged Property just as though no sale had been made.

V.             Assent to Decree. Mortgagor hereby assents to the passage of a decree for the sale of the Mortgaged Property, or any part thereof, by any court having jurisdiction, without notice to Mortgagor (except as expressly required by applicable law).

VI.            Appointment of Receiver. After the happening of any Event of Default and during its continuance, or upon the commencement of any proceedings to foreclose this Mortgage or to enforce the specific performance hereof or in aid thereof or upon the commencement of any other judicial proceeding to enforce any right of Mortgagee, Mortgagee shall be entitled, as a matter of right, if it shall so elect, without the giving of notice to any other party and without regard to the adequacy or inadequacy of any security for the Indebtedness, forthwith either before or after declaring the unpaid principal of the Note to be due and payable, to the appointment of a receiver or receivers in respect of the Premises and/or other Mortgaged Property, and Mortgagor hereby consent to the appointment of such receiver or receivers.

VII.          Rights of a Secured Party. Mortgagee shall also have such other rights and/or remedies provided to a mortgagee and/or a secured party by the Code.

SECTION 2.02 vii) Mortgagee may adjourn from time to time any sale by it to be made under or by virtue of this Mortgage by announcement at the time and place appointed for such sale or for such adjourned sale or sales; and, except as otherwise provided by any applicable provision of law, Mortgagee, without further notice or publication, may make such sale at the time and place to which the same shall be so adjourned.

(b)            Upon the completion of any sale or sales made by Mortgagee under or by virtue of this Article II, Mortgagee, or an officer of any court empowered to do so, shall execute and deliver to the accepted purchaser or purchasers a good and sufficient instrument, or good and sufficient instruments, conveying, assigning and transferring all estate, right, title and interest in and to the property and rights sold and shall execute and deliver to the appropriate governmental authority any affidavit, instrument, document and/or filing required pursuant to any applicable statute, ordinance, rule and/or regulation, of the State of New York. As long as the Loan secured by this Mortgage remains unpaid, and to the extent Mortgagor fails to execute same within ten (10) days of written request by Mortgagee, Mortgagee is hereby irrevocably appointed the true and lawful attorney of Mortgagor in its respective names and stead, to make all necessary conveyances, assignments, transfers and deliveries of the Mortgaged Property and rights so sold and for that purpose Mortgagee may execute all necessary instruments of conveyance, assignment and transfer, including, without limitation, any affidavit, instrument, document or filing required pursuant to any applicable statute, rule or regulation of the State of New York as the same may be amended from time to time, and may substitute one or more persons with like power, Mortgagor hereby ratifying and confirming all that its said attorney or such substitute or substitutes shall lawfully do by virtue hereof. Nevertheless, Mortgagor, if so requested by Mortgagee, shall ratify and confirm any such sale or sales by executing and delivering to Mortgagee or to such purchaser or purchasers all such instruments as may be advisable, in the reasonable judgment of Mortgagee, for that purpose, and as may be designated in such request. Any such sale or sales made under or by virtue of this Article II, whether made under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, shall operate to divest all the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of Mortgagor in and to the properties and rights so sold, and shall be a perpetual bar both at law and in equity against Mortgagor and against any and all persons claiming or who may claim the same, or any part thereof, from, through or under Mortgagor .

(c)            In the event of any sale made under or by virtue of this Article II (whether made under or by virtue of judicial proceedings, a judgment or decree of foreclosure or a Power of Sale), the entire principal of, and interest on, the Note, if not previously due and payable, and all other sums required to be paid by Mortgagor pursuant to this Mortgage, immediately thereupon, shall, anything in the Note or in this Mortgage to the contrary notwithstanding, become due and payable.

(d)            The purchase money proceeds or avails of any sale made under or by virtue of this Article II, together with any other sums which then may be held by Mortgagee under this Mortgage, whether under the provisions of this Article II or otherwise, shall be applied as follows:

First: To the payment of the costs and expenses of such sale, including, but not limited to, the reasonable compensation to Mortgagee, its agents and counsel, and any sums that may be due under and/or pursuant to any statute, rule, regulation and/or law which imposes any tax, charge, fee and/or levy in connection with and/or arising from the exercise of any right and/or remedy under this Mortgage or the requirement that any sum be paid in order to record and/or file any deed, instrument of transfer or other such document in connection with any such sale and of any judicial proceedings wherein the same may be made, and of all expenses, liabilities and advances made or incurred by Mortgagee under this Mortgage, together with interest at the Default Rate on all advances made by Mortgagee and all taxes or assessments, except any taxes, assessments or other charges subject to which the Mortgaged Property shall have been sold.

Second: To the payment of the whole amount then due, owing or unpaid upon the Note for principal, interest, other indebtedness, and any other sums required to be paid thereunder with interest on the unpaid principal at the Default Rate from and after the happening of any Event of Default described in Section 2.01 from the due date of any such payment of principal until the same is paid.

Third: To the payment of the whole amount then due, owing or unpaid upon any other note made by Mortgagor held by Mortgagee for principal and interest, with interest on the unpaid principal at the default rate set forth in such other note, if applicable, from and after the happening of any Event of Default described in Section 2.01 from the due date of any such payment of principal until the same is paid.

Fourth: To the payment of any other Indebtedness and any other sums required to be paid by Mortgagor pursuant to any provision of this Mortgage, the Note or the other Loan Documents.

Fifth: To the payment of the surplus, if any, to Mortgagor.

(e)            Upon any sale made under or by virtue of this Article II, whether made under or by virtue of judicial proceedings, a judgment or decree of foreclosure and sale, or a Power of Sale, Mortgagee may bid for and acquire the Mortgaged Property or any part thereof and in lieu of paying cash therefor may make settlement for the purchase price by crediting upon the Indebtedness of Mortgagor secured by this Mortgage the net sales price after deducting therefrom the expenses of the sale and the costs of the action and any other sums which Mortgagee is authorized to deduct under this Mortgage.

SECTION 2.03 viii) In case an Event of Default described in Section 2.01 shall have occurred and be continuing, then, upon written demand of Mortgagee, Mortgagor will pay to Mortgagee the whole amount which then shall have become due and payable on the Note, for principal or interest or both, as the case may be, and after the happening of said Event of Default will also pay to Mortgagee interest at the Default Rate on the then unpaid principal of the Note, and the sums required to be paid by Mortgagor pursuant to any provision of this Mortgage, and in addition thereto such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to Mortgagee, its agents, and counsel and any expenses incurred by Mortgagee hereunder. In the event Mortgagor shall fail forthwith to pay such amounts upon such demand, Mortgagee shall be entitled and empowered to institute such action or proceedings at law or in equity as may be advised by its counsel for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against Mortgagor and collect, out of the property of Mortgagor wherever situated, as well as out of the Mortgaged Property, in any manner provided by law, moneys adjudged or decreed to be payable.

(b)            Mortgagee shall be entitled to recover judgment as aforesaid either before or after or during the pendency of any proceedings for the enforcement of the provisions of this Mortgage; and the right of Mortgagee to recover such judgment shall not be affected by any entry or sale hereunder, or by the exercise of any other right, power or remedy for the enforcement of the provisions of this Mortgage, or the foreclosure of the lien hereof; and in the event of a sale of the Mortgaged Property, or any part thereof, and of the application of the proceeds of sale, as in this Mortgage provided, to the payment of the debt hereby secured, Mortgagee shall be entitled to enforce payment of, and to receive all amounts then remaining due and unpaid upon the Note, and to enforce payment of all other charges, payments and costs due under this Mortgage, and shall be entitled to recover judgment for any portion of the debt remaining unpaid, with interest at the Default Rate. In case of the commencement of any case against Mortgagor under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect or any proceedings for its reorganization or involving the liquidation of its assets, then Mortgagee shall be entitled to prove the whole amount of principal and interest due upon the Note to the full amount thereof, and all other payments, charges and costs due under this Mortgage, without deducting therefrom any proceeds obtained from the sale of the whole or any part of the Mortgaged Property, provided, however, that in no case shall Mortgagee receive a greater amount than such principal and interest and such other payments, charges and costs from the aggregate amount of the proceeds of the sale of the Mortgaged Property and the distribution from the estate of Mortgagor.

(c)            No recovery of any judgment by Mortgagee and no levy of an execution under any judgment upon the Mortgaged Property or upon any other property of Mortgagor shall affect in any manner or to any extent, the lien of this Mortgage upon the Mortgaged Property, or any part thereof, of any liens, rights, powers or remedies of Mortgagee hereunder, but such liens, rights, powers and remedies of Mortgagee shall continue unimpaired as before.

(d)            Any moneys thus collected by Mortgagee under this Section 2.03 shall be applied by Mortgagee in accordance with the provisions of subsection (d) of Section 2.02.

SECTION 2.04 After the happening of any Event of Default and immediately upon the commencement of any action, suit or other legal proceedings by Mortgagee to obtain judgment for the principal of, or interest on, the Note, and/or all other Indebtedness and/or other sums required to be paid by Mortgagor pursuant to any provision of this Mortgage, or of any other nature in aid of the enforcement of the Note or of this Mortgage, Mortgagor will (a) consent to the service of process as provided in Section 3.11 hereof and enter its voluntary appearance in such action, suit or proceeding, and (b) if required by Mortgagee, consent to the appointment of a receiver or receivers of the Mortgaged Property, or any part thereof, and of all the earnings, revenues, rents, issues, profits and income thereof.

SECTION 2.05 Notwithstanding the appointment of any receiver, liquidator or trustee of Mortgagor, or of any of its property, or of the Mortgaged Property or any part thereof, Mortgagee shall be entitled to retain possession and control of all property now or hereafter held under this Mortgage.

SECTION 2.06 No remedy herein conferred upon or reserved to Mortgagee is intended to be exclusive of any other remedy or remedies, and each and every such remedy shall be cumulative, and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. No delay or omission of Mortgagee to exercise any right or power accruing upon any Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Event of Default or any acquiescence therein; and every power and remedy given by this Mortgage to Mortgagee may be exercised from time to time as often as may be deemed expedient by Mortgagee. Nothing in this Mortgage or in the Note shall affect the obligation of Mortgagor to pay the principal of, and interest on, the Note in the manner and at the time and place therein respectively expressed.

SECTION 2.07 Mortgagor will not at any time insist upon, or plead, or in any manner whatever claim or take any benefit or advantage of any stay or extension or moratorium law, any exemption from execution or sale of the Mortgaged Property or any part thereof, wherever enacted, now or at any time hereafter in force, which may affect the covenants and terms of performance of this Mortgage, nor claim, take or insist upon any benefit or advantage of any law now or hereafter in force providing for the valuation or appraisal of the Mortgaged Property, or any part thereof, prior to any sale or sales thereof which may be made pursuant to any provision herein, or pursuant to the decree, judgment or order of any court of competent jurisdiction; nor, after any such sale or sales, claim or exercise any right under any statute heretofore or hereafter enacted to redeem the property so sold or any part thereof and Mortgagor hereby expressly waives all benefit or advantage of any such law or laws, and covenants not to hinder, delay or impede the execution of any power herein granted or delegated to Mortgagee, but to suffer and permit the execution of every power as though no such law or laws had been made or enacted. Mortgagor, for itself and all who may claim under it, waives, to the extent that it lawfully may, all right to have the Mortgaged Property, or any part thereof, marshaled upon any foreclosure hereof.

SECTION 2.08 During the continuance of any Event of Default, and pending the exercise by Mortgagee of its right to exclude Mortgagor from all or any part of the Premises, Mortgagor agrees to pay the fair and reasonable rental value for the use and occupancy of the Mortgaged Property, or any part thereof that is in its possession for such period, and upon default of any such payment, will vacate and surrender possession of the Mortgaged Property, or any part thereof, to Mortgagee or to a receiver, if any, and in default thereof may be evicted by any summary action or proceeding for the recovery of possession of the Premises for non payment of rent, however designated.

(End of Article II)

ARTICLE III.

MISCELLANEOUS

SECTION 3.01 In the event any one or more of the provisions contained in this Mortgage or in the Note shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall, at the option of Mortgagee, not affect any other provision of this Mortgage, but this Mortgage shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein or therein.

SECTION 3.02 All notices hereunder shall be in writing and shall be deemed to have been sufficiently given or served for all purposes three (3) days after being sent by registered or certified mail, return receipt requested, or one (1) day after being sent by nationally recognized overnight courier, in the case of Mortgagee, at its address stated above to Attention: General Counsel, with a copy to Moritt Hock & Hamroff LLP, 400 Garden City Plaza, Garden City, New York 11530, Attention: Gary C. Hisiger, Esq., and in the case of Mortgagor at its address above stated, or at such other address of which any party shall have notified any other party giving such notice in writing as aforesaid.

SECTION 3.03 All covenants hereof shall be construed as affording to Mortgagee rights additional to and not exclusive of the rights conferred under the provisions of Sections 254 and 273 of the Real Property Law of the State of New York, or any other applicable law.

SECTION 3.04 All of the grants, terms, conditions, provisions and covenants of this Mortgage shall run with the land, shall be binding upon Mortgagor and the Agency and shall inure to the benefit of Mortgagee, subsequent holders of this Mortgage and their respective successors and assigns. For the purpose of this Mortgage, the term “Mortgagor” shall include and refer to the mortgagor named herein, any subsequent owner of the Mortgaged Property, or any part thereof, and their respective heirs, executors, legal representatives, successors and assigns. If there is more than one Mortgagor, all their undertakings hereunder shall be deemed joint and several.

SECTION 3.05 The enforcement of this Mortgage shall be governed, construed and interpreted by the laws of the State of New York (without giving effect to New York’s principles of conflicts of law). Nothing in this Mortgage, the Note or in any other Loan Documents between Mortgagor and Mortgagee shall require Mortgagor to pay, or Mortgagee to accept, interest in an amount which would subject Mortgagee to any penalty or forfeiture under applicable law. In the event that the payment of any charges, fees or other sums due hereunder or under the Note or any other Loan Documents, which are or could be held to be in the nature of interest and which would subject Mortgagee to any penalty or forfeiture under applicable law, then, ipso facto, the obligations of Mortgagor to make such payment shall be reduced to the highest rate authorized under applicable law. Should Mortgagee receive any payment which is or would be in excess of the highest rate authorized under law, such payment shall have been, and shall be deemed to have been, made in error, and shall automatically be applied to reduce the outstanding principal balance of the Indebtedness with no penalty to Mortgagor.

SECTION 3.06 This Mortgage and all of the terms, covenants, provisions, conditions and grants contained in this Mortgage cannot be altered, amended, waived, modified or discharged orally, and no executory agreement shall be effective to modify, waive or discharge, in whole or in part, anything contained in this Mortgage unless it is in writing and signed by the party against whom enforcement of the modification, alteration, amendment, waiver or discharge is sought.

SECTION 3.07 Mortgagor acknowledges that it has received a true copy of this Mortgage.

SECTION 3.08 Time is of the essence as to each of Mortgagor’s obligations under this Mortgage.

SECTION 3.09 The information set forth on the cover hereof is hereby incorporated herein.

SECTION 3.10 The Mortgaged Property includes, and shall be deemed to include, inter alia, the Chattels and the Intangibles, regardless of whether they are held or hereafter acquired, by Mortgagor in, to and under the Mortgaged Property. By executing and delivering this Mortgage, Mortgagor has granted, in the same manner and with the same effect described in the Granting Clause hereof, to Mortgagee, as additional security, a security interest in the Chattels and the Intangibles which are subject to the Code. If any Event of Default shall occur, Mortgagee shall have, in addition to any and all other rights and remedies set forth in this Mortgage, and may exercise without demand, any and all rights and remedies granted to a secured party under the Code, including, but not limited to, the right to take possession of the Chattels and the Intangibles, or any part thereof, and the right to advertise and sell the Chattels and the Intangibles, or any part thereof, pursuant to and in accordance with the power of sale provided for in this Mortgage. Mortgagor agrees that any notice of sale or other action intended by Mortgagee with respect to the Chattels and the Intangibles, or any part thereof, shall constitute reasonable notice if it is sent to Mortgagor not less than ten (10) days prior to any such sale or intended action. The proceeds of any such sale of the Chattels and the Intangibles, or any part thereof, shall be applied in the manner set forth in clauses First through Fourth of Section 2.02 (d) of this Mortgage.

SECTION 3.11 Mortgagor hereby irrevocably submits to the exclusive jurisdiction of any New York state or federal court sitting in the County of Suffolk over any suit, action or proceeding arising out of or relating to this Mortgage and any other Loan Documents, and Mortgagor and the Agency hereby agree and consent that, in addition to any methods of service of process provided for under applicable law, all service of process in any such suit, action or proceeding in any New York State or Federal court sitting in the County of Suffolk, may be made by certified or registered mail, return receipt requested, directed to Mortgagor at the following address and service so made shall be complete five (5) days after the same shall have been so mailed: c/o Rechler Equity Partners, 225 Broadhollow Road, Suite 184W, Melville, New York 11747, Attention: Gregg Rechler.

SECTION 3.12 This Mortgage does not cover real property principally improved or to be improved by one or more structures containing in the aggregate not more than six (6) residential dwelling units, each having their own separate cooking facilities.

SECTION 3.13 Mortgagor and Mortgagee shall upon a mutual agreement to do so execute such documents as may be reasonably necessary in order to effectuate the modification of this Mortgage, including the execution of substitute mortgages, so as to create two or more coordinate liens on the Mortgaged Property or a portion thereof in such amounts as may be mutually agreed upon but in no event to exceed, in the aggregate, the Mortgage Amount. Mortgagor shall pay all costs in connection with said modification, including, but not limited to, title examination costs, title insurance premiums, charges, and any mortgage recording taxes. Nothing contained herein shall require Mortgagee to execute said documents if the property encumbered by said coordinate mortgages shall be less than the property mortgaged hereby.

SECTION 3.14 MORTGAGOR AND BY ITS ACCEPTANCE HEREOF, MORTGAGEE, EACH HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE MORTGAGE, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY MORTGAGOR AND MORTGAGEE, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. MORTGAGOR AND MORTGAGEE ARE EACH HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER.

SECTION 3.15 MORTGAGOR HEREBY EXPRESSLY AND UNCONDITIONALLY WAIVES, IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING BROUGHT BY OR ON BEHALF OF MORTGAGEE ON THIS MORTGAGE, ANY AND EVERY RIGHT MORTGAGOR MAY HAVE TO (I) INJUNCTIVE RELIEF, (II) INTERPOSE ANY COUNTERCLAIM THEREIN (OTHER THAN COMPULSORY COUNTERCLAIMS), AND (III) HAVE THE SAME CONSOLIDATED WITH ANY OTHER OR SEPARATE SUIT, ACTION OR PROCEEDING. NOTHING HEREIN CONTAINED SHALL PREVENT OR PROHIBIT MORTGAGOR FROM INSTITUTING OR MAINTAINING A SEPARATE ACTION AGAINST MORTGAGEE WITH RESPECT TO ANY ASSERTED CLAIM.

SECTION 3.16 Intentionally Omitted.

SECTION 3.17 Mortgagor hereby indemnifies Mortgagee and holds Mortgagee harmless from and against any and all Claims and Expenses directly or indirectly arising out of or resulting from any transaction, act, omission, event or circumstance in any way connected with the Loan, the Mortgaged Property or the Loan Documents, including, without limitation, any Claim arising out of or resulting from any assertion or allegation that Mortgagee is liable for any act or omission of Mortgagor or any other Person in connection with the ownership, development, financing, operation or sale of the Mortgaged Property, or any part thereof; provided, however, that Mortgagor shall not be obligated to indemnify Mortgagee with respect to any Claim arising solely from the gross negligence or willful misconduct of Mortgagee or any of its agents or representatives. The agreements and indemnifications contained in this Section shall apply to Claims arising both before and after the repayment of the Loan and shall survive the repayment of the Loan, any foreclosure or deed in lieu thereof and any other action by Mortgagee to enforce the rights and remedies of Mortgagee hereunder or under the other Loan Documents.

SECTION 3.18 This Mortgage may be executed in any number of counterparts, and each of such counterparts shall for all purposes be deemed to be an original and all such counterparts shall together constitute but one and the same mortgage.

SECTION 3.19 If Mortgagor shall pay to Mortgagee the Indebtedness incurred under the Note, this Mortgage and the other Loan Documents, and shall otherwise abide by and comply with all of the material terms, covenants, conditions and obligations set forth in this Mortgage and in the Note, then the lien of this Mortgage shall cease, terminate and be void. Upon repayment in full of all amounts due under the Note, this Mortgage and the other Loan Documents, at the written request of Mortgagor and at no cost to Mortgagee, Mortgagee shall assign the Note and this Mortgage to a new lender to be designated by Mortgagor.

(End of Article III)

IN WITNESS WHEREOF, this Mortgage has been duly executed by Mortgagor as of the day and year first above written.

MORTGAGOR:

REP 80 ARKAY DRIVE, LLC

By:	Rechler Management, LLC
Its Management

By:	/s/ Gregg Rechler
Name: Gregg Rechler
Title: Authorized Representative

STATE OF NEW YORK	)
) ss.:
COUNTY OF	)

On the 12th day of March in the year 2012, before me, the undersigned, personally appeared Gregg Rechler, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Matthew A. Lamstein
Notary Public

MATTHEW C. LAMSTEIN
Notary Public State of New York
No. 02LA6130967
Qualified in Nassau County
Commission Expires July 25, 2013

SCHEDULE A

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